UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                  FORM 8-K
                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): July 17, 2003





                       ADVANCED MEDICAL OPTICS, INC.
           (Exact name of registrant as specified in its charter)





         Delaware                     01-31257                  33-0986820
(State or other jurisdiction        (Commission               (IRS Employer
    of incorporation)                File Number)            Identification No.)


        1700 E. St. Andrew Place
              Santa Ana, CA                                         92705
(Address of principal executive offices)                          (Zip Code)


     Registrant's telephone number, including area code: (714) 247-8200



        ____________________________________________________________
       (Former name or former address, if changed since last report)


Item 5. Other Events and Required FD Disclosure.

On July 17, 2003, Advanced Medical Optics, Inc. announced that its Spanish subsidiary had entered into an agreement with Alcon CUSI, S.A., a subsidiary of Alcon, Inc., to purchase an existing Alcon manufacturing facility in Madrid, Spain. AMO will pay approximately $22 million for the facility, which will be utilized to manufacture AMO eye care products. The transaction is expected to close in early November, subject to the satisfaction of regulatory requirements and customary closing conditions. The press release dated July 17, 2003 with respect thereto is filed as
Exhibit 99.1 hereto and incorporated herein by reference.

On July 17, 2003, AMO also announced the extension of its "Modified Dutch Auction" tender offer for up to $115 million aggregate principal amount at maturity of its outstanding 9-1/4% Senior Subordinated Notes due 2010. The press release dated July 17, 2003 with respect thereto is filed as Exhibit
99.2 hereto and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

    99.1 Press release of Registrant, dated July 17, 2003, with respect to asset acquisition.

    99.2 Press release of Registrant, dated July 17, 2003, with respect to extension of "Modified Dutch Auction" tender offer.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ADVANCED MEDICAL OPTICS, INC.


Date:  July 17, 2003                      By: /s/  Jane E. Rady
                                             ----------------------------------
                                             Jane E. Rady, Corporate Vice
                                             President, Strategy and
                                             Technology

                             INDEX TO EXHIBITS

Number   Exhibit
------   -------

 99.1 Press release of Registrant, dated July 17, 2003, with respect to asset acquisition.

 99.2 Press release of Registrant, dated July 17, 2003, with respect to extension of "Modified Dutch Auction" tender offer.